UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On July 14, 2021, Sanara MedTech Inc., a Texas corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), effective July 1, 2021 (the “Effective Date”), with Rochal Industries, LLC, a Texas limited liability company (the “Seller”), pursuant to which the Company agreed to purchase certain assets of the Seller, including, among others, the Seller’s intellectual property, furniture and equipment, supplies, goodwill, rights and claims, other than certain excluded assets (collectively, the “Purchased Assets”), all as more specifically set forth in the Purchase Agreement, and assume certain Assumed Liabilities (as defined in the Purchase Agreement), upon the terms and subject to the conditions set forth in the Purchase Agreement (such transaction, the “Asset Purchase”). The Purchased Assets were purchased for an aggregate purchase price of approximately $1,000,000 (the “Purchase Price”), consisting of (i) approximately $500,000 in cash and (ii) 14,369 shares of the Company’s common stock (the “Shares”), representing an amount equal to $500,000, based on the average closing sale price of the Company’s common stock for the twenty (20) trading days immediately preceding the closing of the Asset Purchase. The Purchase Price is subject to post-closing adjustments pursuant to the terms of the Purchase Agreement, which such adjustments must be agreed to by the parties no later than seventy-five (75) days after the Effective Date.

The Seller is in the business of creating, developing and commercializing technology innovations in natural and synthetic polymers, antimicrobials and biological systems (the “Business”). As previously disclosed, the Company entered into product license agreements with the Seller, pursuant to which the Company acquired exclusive world-wide licenses to market, sell and further develop certain antimicrobial barrier film and skin protectant products, antimicrobial products for the prevention and treatment of microbes on the human body utilizing certain of the Seller’s patents and a debrider for human medical use to enhance skin condition or treat or relieve skin disorders. Pursuant to the Purchase Agreement, each of the foregoing licenses are being retained by the Seller and are excluded from the Purchased Assets. In addition, the Company previously entered into manufacturing and technical service agreements with the Seller, pursuant to which the Seller agreed to manufacture, package and label products the Company licensed from the Seller and provide certain services on technical service projects of the Company.

Pursuant to the Purchase Agreement, for the three-year period after the Effective Date, the Seller is entitled to receive consideration for any new product relating to the Business that is directly and primarily based on an invention conceived and reduced to practice by a member or members of the Seller’s science team. For the three-year period after the Effective Date, the Seller is also entitled to receive an amount in cash equal to twenty-five percent (25%) of the proceeds actually received for any Grant (as defined in the Purchase Agreement) by either the Company or the Seller. In addition, the Company agreed to use commercially reasonable efforts to perform Minimum Development Efforts (as defined in the Purchase Agreement) with respect to certain products under development, which if obtained will entitle the Company to intellectual property rights from the Seller in respect of such products.

The Purchase Agreement also provides that the Company will make employment offers to certain of the Seller’s employees on an “at will” basis, with the terms of such employment to be consistent with the Company’s current employment agreements. In addition, the Purchase Agreement contains customary representations, warranties and obligations of the parties, including representations by the Seller that the purchased intellectual property is free and clear of any lien or encumbrance, confidentiality and non-solicitation. The parties each have customary indemnification obligations and rights under the terms of the Purchase Agreement, including with respect to breaches of certain representations and warranties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Current Report”) and is incorporated by reference herein.

The Purchase Agreement attached as Exhibit 10.1 hereto is included to provide investors and security holders with information regarding its terms, and it is not intended to provide any other factual information about the Company, the Seller or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement. The Purchase Agreement should be read in conjunction with the Company’s Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

The Seller currently owns 80,834 shares of the Company’s common stock, and Ronald T. Nixon, the Company’s Executive Chairman, is, with respect to the Seller, a director, a significant shareholder indirectly and a majority shareholder with the exercise of certain warrants. Additionally, Ann Beal Salamone, a director of the Company, is a significant shareholder, former president and current Chair of the board of directors of the Seller.

Consulting Agreement

Concurrent with the Asset Purchase, on July 14, 2021, the Company entered into a consulting agreement (the “Consulting Agreement”), effective as of the Effective Date, with Ms. Salamone pursuant to which Ms. Salamone will provide the Company with consulting services with respect to, among other things, writing new patents, conducting patent intelligence and participating in certain grant and contract reporting (the “Services”). In consideration for the Services to be provided to the Company, Ms. Salamone is entitled to (i) an annual consulting fee of $177,697, with payments to be paid once per month on the last business day of each month in which Services are provided to the Company and (ii) reimbursement for all reasonable business expenses incurred in performing the Services which are in compliance with the Company’s travel and expense policies and prior approved by the Company. The Consulting Agreement has an initial term of three (3) years, unless earlier terminated by the Company, and is subject to renewal. The Consulting Agreement also contains customary provisions related to, among other things, confidentiality and termination for cause provisions.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety to the complete text of the Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to the issuance of 14,369 Shares to the Seller pursuant to the Purchase Agreement is incorporated herein by reference. Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On July 19, 2021, the Company issued a press release announcing the Asset Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Asset Purchase Agreement, dated July 14, 2021, by and between Sanara MedTech Inc., as Purchaser, and Rochal Industries, LLC, as Seller.
10.2	Consulting Agreement, dated July 14, 2021, by and between Sanara MedTech Inc. and Ann Beal Salamone.
99.1	Press Release of Sanara MedTech Inc., dated July 19, 2021 (furnished pursuant to Item 7.01).

____________

*  Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sanara MedTech Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 19, 2021

SANARA MEDTECH INC.

		By:	/s/ Michael D. McNeil
Name: Michael D. McNeil
Title: Chief Financial Officer